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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Amendment No. 2 to Laser Power Corporation Registration Statement on Form S-4 (Registration No. 333-43415) of our report, dated November 14, 1997, relating to the consolidated financial statements as of and for the years ended December 31, 1995 and 1996 of EMI Acquisition Corp. and subsidiary and the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" in the Prospectus.

                                                 McGLADREY & PULLEN, LLP

Anaheim, California
February 12, 1998